EXHIBIT

                       FIRST AMENDMENT TO THE
                  AMGEN RETIREMENT AND SAVINGS PLAN
           AS AMENDED AND RESTATED EFFECTIVE APRIL 1, 1996


     The Amgen Retirement and Savings Plan (as amended and restated effective April 1, 1996) (the "Plan") is hereby amended, effective as of October 22, 1996, in the following respects:

1. Section 6.9 of the Plan is amended to read in its entirety as follows:

          6.9 Transfers Among Investment Funds. A Participant may elect to reapportion the values of his or her Accounts among Investment Funds by properly following procedures prescribed by the Company. The Company's procedures by which a Participant may elect to transfer amounts into or out of the Company Stock Fund shall be drafted to provide notice to Participants if such an election would cause a Participant to have a purchase or sale of Company Stock which is not exempt from potential short-swing trading profits liability under Section 16(b) of the Exchange Act by virtue of the application of Rule 16b-3 (promulgated under Section 16 of the Exchange Act) as in effect from time to time. As of the effective date of this amended and restated Plan, such liability may arise if such election is made by a Participant (or successor in interest) who is an officer, director, or greater than 10% stockholder of the Company (within the meaning of Section 16 of the Exchange Act and the rules promulgated thereunder) within six months following the date of the most recent election made under any employee benefit plan sponsored by the Company or an Affiliate if (a) both elections involved either an intra-plan transfer involving a fund invested in the Company's equity securities or a cash distribution from the employee benefit plan to the Participant (or successor in interest) funded by a volitional disposition of the Company's equity securities, (b) the prior election involved an acquisition of the Company's equity securities if the current election involves a disposition of the Company's equity securities, or vice versa, and (c) both elections are made at the volition of the Participant (or successor in interest) not in connection with the Participant's death, disability, retirement, termination of employment, or an election which is required to be made available under a provision of the Code. Such a volitional election (considering without regard as to whether or not any similar elections have occurred within six months of such an election) shall be described as a "Discretionary Transaction." Prior to July 1, 1996, Participants may not elect to transfer amounts to the Company Stock Fund. On and after July 1, 1996, transfers into the Company Stock Fund shall be limited so that, after any such transfer, no more than 50% of the value of the Participant's aggregate Account is invested in the Company Stock Fund. For purposes of carrying out Investment Fund transfers, the value of the Accounts shall be determined as of the Valuation Date immediately preceding the Participant's transfer election.

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2.   Section 8.6(d) of the Plan is amended to read in its entirety as follows:

               (d) The Company shall establish procedures to notify a Participant (or successor in interest) if any election regarding the form or timing of distribution of benefits from the Plan involving the Company Stock Fund constitutes a Discretionary Transaction (as defined in Section 6.9) which may trigger short-swing trading profits liability for the Participant (or successor in interest) under Section 16(b) of the Exchange Act. In such an event, the person making the election shall be provided with a reasonable opportunity to modify, delay, or revoke such an election.

3. Section 10.4 of the Plan is amended to read in its entirety as follows:

          10.4 Source of Loans. If a Participant requests and is granted a loan, a Loan Account shall be established for the Participant. The Loan Account shall be held by the Trustee as part of the Loan Fund. The amount of the loan shall be transferred to the Participant's Loan Account from the Participant's other Accounts and shall be disbursed from the Loan Account. Transfers from the Company Stock Fund shall be made in accordance with the requirements for exemption under
     Section 16(b) of the Exchange Act if such a transfer would cause the Participant to incur short-swing trading profits liability under Section 16(b) of the Exchange Act. The promissory note executed by the Participant shall be held by the Trustee (or by the Company as agent of the Trustee) and the promissory note shall be treated as an investment of the Participant's Loan Account.

4. Section 11.6 of the Plan is amended to read in its entirety as follows:

          11.6 Source of Withdrawals. Withdrawals shall be paid from the affected Accounts. If more than one Account is available to pay the withdrawal because the Participant elected to invest in more than one Investment Fund, the withdrawal shall be made from the subaccount(s) designated by the Participant, subject to such ordering and timing restrictions as the Company may adopt.

5. Section 11.8 of the Plan is amended to read in its entirety as follows:

          11.8 Limitations on Withdrawals. A Participant shall not be permitted to make more than one withdrawal under this Article in any period of six consecutive months; provided, however, that withdrawals made at the same time shall be considered a single withdrawal. The timing of withdrawals from the Company Stock Fund shall be limited when necessary to avoid liability from the short-swing trading profits provisions of Section 16(b) of the Exchange Act.

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To record this First Amendment to the Plan as set forth herein, the
Company has caused its authorized officer to execute this document this 22nd of October , 1996.


                                   AMGEN INC.


                              By:       /s/ George A. Vandeman


                              Title:    Senior Vice President,
                                        General Counsel and
                                        Secretary



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